Exhibit 8.2

HUNTON ANDREWS KURTH LLP FILE NO: 79612.46

September 25, 2023

AG Mortgage Investment Trust, Inc.
245 Park Avenue, 26th Floor
New York, New York

AGMIT Merger Sub, LLC
245 Park Avenue, 26th Floor
New York, New York

Ladies and Gentlemen:
We have acted as special tax counsel to AG Mortgage Investment Trust, Inc., a Maryland corporation (the “Company”), in connection with the Merger and other transactions contemplated by the Agreement and Plan of Merger dated as of August 8, 2023 (the “Merger Agreement”), by and among the Company, AGMIT Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), Western Asset Mortgage Capital Corporation, a Delaware corporation (“Western Asset”), and, solely for the limited purposes set forth in the Merger Agreement, AG REIT Management, LLC, a Delaware limited liability company, as described in the registration statement on Form S-4, filed on the date hereof with the Securities and Exchange Commission (the “SEC”) and containing the proxy statement/prospectus of the Company (as amended through the date hereof, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). As contemplated in the Merger Agreement, Western Asset will merge with and into Merger Sub, with Merger Sub surviving the merger as a wholly owned subsidiary of the Company (the “Merger”). This opinion letter is being delivered to be filed as an exhibit to the Registration Statement. Capitalized terms used herein that are defined in the Merger Agreement shall have the meanings set forth in the Merger Agreement, unless otherwise defined herein.

Set forth below is our opinion, together with the representations, assumptions and documents upon which we have relied in rendering our opinion.

In connection with the opinion rendered below, we have reviewed and relied upon the following documents:

1.    the Merger Agreement;

2.    the Registration Statement;

AG Mortgage Investment Trust, Inc.
AGMIT Merger Sub, LLC
September 25, 2023

3.    the Certificates of the Company, Merger Sub and Western Asset (together, the “Representation Parties”), delivered to us as of the date hereof, with respect to various factual representations and certifications (collectively, the “Certificates”); and

4.    such other documents as we have deemed necessary or appropriate for purposes of this opinion (together with the documents described in items 1-4 above, the “Documents”).

In connection with the opinion rendered below, we have reviewed and relied upon statements and representations of officers and other representatives of the Representation Parties, which statements and representations we have neither independently investigated nor verified, and we have assumed that such statements and representations, including those set forth in the Certificates, are and will continue to be true and correct without regard to any qualification as to knowledge, belief, intent, or otherwise. In connection with the opinion rendered below, we have assumed that:

1.    all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are accurate, that all information submitted to us is accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us are authorized and competent to execute and deliver such documents;

2.    the Merger and the other transactions specified in the Merger Agreement will be consummated as provided in the Merger Agreement, without waiver of any material provision thereof;

3.     the statements concerning the Merger and the parties thereto set forth in the Merger Agreement and in the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time;

4.    each of the parties to the Merger Agreement have complied and will continue to comply with the obligations, covenants and agreements contained in the Merger Agreement;

5.        the Merger will be reported by the Company, Western Asset and Merger Sub on their respective income tax returns in a manner consistent with the opinion set forth below, and each of the parties to the Merger Agreement will comply with all applicable reporting obligations with respect to the Merger required under the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations thereunder;

AG Mortgage Investment Trust, Inc.
AGMIT Merger Sub, LLC
September 25, 2023

6.    the Certificates are true and accurate and will remain true and accurate at all times up to and including the Effective Time;

7.    with respect to any representations in any of the Documents that are made “to the best knowledge of” or are similarly qualified, such representations are, and will continue to be, accurate, in each case, without such qualification;

8.    commencing with its taxable year ended December 31, 2014, Western Asset has qualified, and through the taxable year which includes the Effective Time, will continue to qualify, as a real estate investment trust under Subchapter M of the Code;

9.    commencing with its taxable year ended December 31, 2011 and through its taxable year ended December 31, 2022, the Company has qualified, and the Company will be organized and operated to enable it to continue to qualify, as a real estate investment trust under Subchapter M of the Code for its taxable years ending December 31, 2023 and thereafter;

10.    the opinion of counsel to be delivered concurrently herewith with respect to the Merger as a reorganization within the meaning of Section 368(a) of the Code pursuant to Section 7.3(f) of the Merger Agreement has not been and will not be modified or withdrawn; and

11.    there will be no change in applicable U.S. federal income tax law from the date hereof through the Effective Time.

Based solely upon the documents and assumptions set forth above and conditioned upon the initial and continuing accuracy of the factual representations set forth in the Documents as of the date hereof and at the Effective Time, and subject to the limitations set forth herein and in the Registration Statement under the caption “U.S. Federal Income Tax Considerations,” it is our opinion that (i) the Merger, when effective, will qualify as a reorganization under, and with the meaning of, Section 368(a) of the Code, and (ii) the Company, Western Asset and Merger Sub will each be a party to that reorganization with the meaning of Section 368(b) of the Code.

Except as otherwise indicated, the opinions contained in this letter are based upon the Code and its legislative history, the Treasury regulations promulgated thereunder, judicial decisions and current administrative rulings and practices of the Internal Revenue Service, all as in effect on the date of this letter. These authorities may be amended or revoked at any time. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date thereof and could significantly alter the conclusions reached in this letter. There is no assurance that legislative, judicial or administrative changes will not occur in the future. We assume no obligation to update or modify this letter to reflect any developments that may occur after the date of this letter. In addition, our opinion is being

AG Mortgage Investment Trust, Inc.
AGMIT Merger Sub, LLC
September 25, 2023

delivered prior to the consummation of the Merger and therefore is prospective and dependent on future events.

The opinions expressed herein represent counsel’s best legal judgment and are not binding upon the Internal Revenue Service or the courts and are dependent upon the accuracy and completeness of the documents we have reviewed under the circumstances, the assumptions made and the factual representations contained in the Certificates. We have made no independent investigation of the assumptions set forth above, the facts contained in the documents or the factual representations set forth in the Certificates or the Merger Agreement. Any material inaccuracy or incompleteness in these documents, assumptions or factual representations (whether made by the Company, Western Asset or the Merger Sub) could adversely affect the opinions stated herein.

No opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Merger Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement.

This opinion is furnished to you solely in connection with the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement, and to the references to Hunton Andrews Kurth LLP under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                            Very truly yours,

                            /s/ Hunton Andrews Kurth LLP

09346/14086/16976